POWER OF ATTORNEY

 Know all persons by these presents, that the undersigned, Kevin A. McCreadie, hereby constitutes and appoints each of Jennifer E. Vollmer, Savonne L. Ferguson, Susan Penry Williams and S.
Elliott Cohan, signing singly, the undersigned's true and lawful attorney-in-fact and agent in any and all capacities to:

1. Execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer of Mercantile Absolute Return Master Fund LLC, Mercantile Alternative
Strategies Master Fund LLC, Mercantile Long-Short Manager Master Fund LLC,
Mercantile Absolute Return Fund LLC, Mercantile Alternative Strategies Fund LLC,
Mercantile Long-Short Manager Fund LLC, Mercantile Absolute Return Fund For Tax-
Exempt/Deferred Investors (TEDI) LLC, Mercantile Alternative Strategies Fund For
Tax-Exempt/Deferred Investors (TEDI) LLC, Mercantile Long-Short Manager Fund For
Tax-Exempt/Deferred Investors (TEDI) LLC (the "Funds"), Form ID and Forms 3, 4 and
5 in accordance with the undersigned's instructions and Section 16(a) of the Securities
Exchange Act of 1934 and the rules under that Act;

2. Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form ID, 3, 4 or 5, complete and execute any amendment or amendments to those forms, and timely file those forms with the United States Securities and Exchange Commission, any stock exchange or similar authority and the Funds; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain any terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation. The undersigned hereby ratifies and confirms all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth below.

___/s/Kevin A. McCreadie______________
Name:  Kevin A. McCreadie
Title:    President
Date: August 23, 2006

4